UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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LeMaitre Vascular, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

April 24, 2015

Dear Fellow Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of LeMaitre Vascular, Inc., which will be held at 10:00 a.m. on Thursday, June 4, 2015, at our corporate headquarters at 63 Second Avenue, Burlington, Massachusetts.

This booklet includes a notice of meeting and proxy statement. The proxy statement describes the business to be conducted at the meeting and provides other information that you should know when you vote your shares.

It is important that your shares be represented whether or not you attend the meeting. You can vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it promptly using the envelope provided.

We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about LeMaitre Vascular or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

George W. LeMaitre
Chairman and Chief Executive Officer

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Eastern Time, on Thursday, June 4, 2015

PLACE	LeMaitre Vascular, Inc. 63 Second Avenue Burlington, Massachusetts

ITEMS OF BUSINESS

(1) To elect three Class III directors nominated by the Board of Directors for three-year terms.

(2) To approve the Third Amended and Restated 2006 Stock Option and Incentive Plan.

(3) To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2015.

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	You can vote if you are a stockholder of record on April 8, 2015.

ANNUAL REPORT	Our 2014 Annual Report, which is not a part of the proxy solicitation material, is enclosed.

PROXY VOTING

Your vote is important, regardless of the number of shares you own. If you do not attend the meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting. To ensure that your shares will be voted at the meeting, please vote by marking, signing, dating, and promptly returning the enclosed proxy card in the postage-paid envelope provided. If you do attend the meeting, you may revoke your proxy and vote by ballot. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Joseph P. Pellegrino
Chief Financial Officer and Secretary

April 24, 2015

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on June 4, 2015

This proxy statement, the notice of the annual meeting, a sample proxy card, and our 2014 annual report to stockholders are available at http://www.lemaitre.com/proxy.

Stockholders requiring directions to attend the Annual Meeting in person may visit

http://www.lemaitre.com/proxy.

The Board of Directors recommends that you vote FOR each of proposals one, two and three.

LEMAITRE VASCULAR, INC.

PROXY STATEMENT

ANNUAL MEETING AND VOTING INFORMATION

Why did I receive these proxy materials?

You are receiving these proxy materials in connection with the solicitation of proxies on behalf of the Board of Directors (“Board” or “Board of Directors”) of LeMaitre Vascular, Inc. (“we,” “us,” or “our”) for use at the Annual Meeting of Stockholders on June 4, 2015 (the “Meeting”). We are sending this proxy statement to all stockholders of record as of the close of business on April 8, 2015 (the “Record Date”), for delivery on April 24, 2015. You may obtain additional copies of this proxy statement and proxy card, as well as our 2014 annual report, at the following Internet website: http://www.lemaitre.com/proxy.

What will stockholders vote on at the Meeting?

Stockholders will vote on three items at the Meeting:

•	to elect three Class III directors nominated by the Board of Directors for three-year terms

•	to approve the Third Amended and Restated 2006 Stock Option and Incentive Plan; and

•	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2015.

Will there be any other items of business on the agenda?

Aside from the matters described above, the Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

What are the recommendations of the Board of Directors on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

•	“FOR” the election of the three nominees as directors;

•	“FOR” the approval of the Third Amended and Restated 2006 Stock Option and Incentive Plan; and

•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2015.

What vote is required to approve each proposal?

•

For Proposal 1, the election of Class III directors, the nominees receiving the highest number of affirmative votes of the shares present, either in person or represented by proxy, and entitled to vote at the Meeting shall be elected as Class III directors. Only votes “For” or “Withhold” will affect the outcome.

•

For Proposal 2, the approval of the Third Amended and Restated 2006 Stock Option and Incentive Plan, an affirmative vote of a majority of the shares present, either in person or represented by proxy and entitled to vote on such matter, is required for approval. If you “Abstain” from voting, it will have the same effect as an “Against” vote. If you do not vote, it will have no effect.

•

For Proposal 3, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current year, an affirmative vote of a majority of the shares present, either in person or represented by proxy and entitled to vote on such matter, is required for approval. If you “Abstain” from voting, it will have the same effect as an “Against” vote. If you do not vote, it will have no effect.

Who is entitled to vote at the Meeting?

Stockholders of record of our common stock at the close of business on the Record Date will be entitled to vote at the Meeting. As of that date, April 8, 2015, there were 17,510,557 shares of common stock outstanding and entitled to vote. We are soliciting proxies on behalf of the Board of Directors to give all stockholders who are entitled to vote on the matters that come before the Meeting the opportunity to do so whether or not they attend the Meeting in person.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Meeting or vote by proxy. Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from your broker or other agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Meeting in person or represented by proxy. On the Record Date, there were 17,510,557 shares of common stock outstanding and entitled to vote, meaning that 8,755,279 shares must be represented in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Meeting in person or represented by proxy may adjourn the Meeting to another date.

What are my voting rights?

Holders of common stock are entitled to one vote per share.

How do I vote?

You may either vote “For” any nominee to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Meeting and vote in person even if you have already voted by proxy. To vote in person, come to the Meeting and we will give you a ballot when you arrive. You may obtain directions to the Meeting at the following Internet website: http://www.lemaitre.com/proxy. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What if I return a proxy card or otherwise vote but do not make specific choices?

The persons named as attorneys-in-fact in the proxies, George W. LeMaitre and Joseph P. Pellegrino, Jr., were selected by the Board of Directors and are officers of LeMaitre Vascular. All properly executed proxies returned in time to be counted at the Meeting will be voted by such persons at the Meeting. Where a choice has been specified on the proxy, the shares represented by the proxy will be voted in accordance with that specification. If no such specifications are indicated, such proxies will be voted in accordance with the recommendations of the Board of Directors. If any other matter is properly presented at the Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

What can I do if I change my mind after I vote my shares?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the final vote at the Meeting. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the Meeting, or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Secretary, at or before the taking of the final vote at the Meeting.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not contested) and executive compensation, including advisory votes on executive compensation and on the frequency of holding advisory votes on executive compensation.

What effect do abstentions and broker non-votes have?

Abstentions will be counted towards the vote total for each proposal other than the election of directors, and will have the same effect as “Against” votes. “Broker non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for these solicitation activities. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who tabulates the votes?

An automated system administered by our transfer agent, Computershare Investor Services, tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. Final voting results will be published in a current report on Form 8-K within four business days following the Meeting.

What proxy materials are available on the internet?

The proxy statement, our 2014 annual report to stockholders and a sample proxy card are available at http://www.lemaitre.com/proxy.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table identifies the director nominees to be elected at the Meeting and our directors, executive officers, and certain individuals that we believe are our key employees, and sets forth the positions with us held by each such person currently and the age of each such person as of the date of the Meeting.

Name	Age	Position
George W. LeMaitre(1)	50	Chairman of the Board and Chief Executive Officer
David B. Roberts(1)	51	President and Director
Joseph P. Pellegrino, Jr.(1)	50	Chief Financial Officer
Peter R. Gebauer(1)	61	President, International Operations
Trent G. Kamke(1)	44	Senior Vice President, Operations
Laurie A. Churchill	44	Vice President and General Counsel
Kimberly L. Cieslak	42	Vice President, Marketing
Ryan H. Connelly	37	Vice President, Research and Development
Giovannella Deiure	46	Country Manager, Italy
Maik D. Helmers	41	Vice President, Sales – Central Europe
Andrew Hodgkinson	39	Senior Vice President, Clinical, Regulatory and Quality Affairs
Roli Kumar-Choudhury	36	Director of Quality Assurance
Cornelia W. LeMaitre(2)	79	Vice President, Human Resources and Director
Stéphane Maier	39	Director, International Operations
Wolfgang Meichelboeck	58	Vice President, Marketing International
Jonathan W. Ngau	41	Vice President, Information Technology
Nobuhiro Okabe	62	Country Manager, Japan
Xiang Zhang	43	Global Director of Regulatory
Lawrence J. Jasinski(2)	57	Director
John J. O’Connor(2)	67	Director
John A. Roush	50	Director
Michael H. Thomas	65	Director

(1)	Executive officer
(2)	Director nominee

Director Nominees

Class III Directors (Current terms expire at our 2015 annual meeting)

Lawrence J. Jasinski has served as a member of our Board of Directors since 2003. Mr. Jasinski is the Chief Executive Officer of ReWalk Robotics Ltd. (formerly Argo Medical Technologies), a NASDAQ–listed company that has created and commercialized the first Exoskeleton Technology, which enables paralyzed individuals the ability to walk again. He has also served on the Board of Directors of ReWalk Robotics since 2012. From 2005 until 2012, he was President and Chief Executive Officer of Soteira, Inc., a company that offered products which treated individuals with vertebral compression fractures. From 2000 to 2005, he was President and Chief Executive Officer of Cortek, Inc., a company that developed next-generation treatments for degenerative disc disease. From 1985 to 2000, Mr. Jasinski worked at Boston Scientific Corporation (“BSC”) and served as its Vice President of Global Marketing, BSC Vascular, from 1998 to 2000. Mr. Jasinski received a B.S. in Marketing from Providence College and an M.B.A. from the University of Bridgeport. The Board has concluded that Mr. Jasinski should serve on our Board due to his experience serving in a variety of executive level positions, coupled with his more than 20 years of experience in the medical device industry, which provides the Board with an understanding of the current trends as well as provides us with deeper contacts in the industry. Mr. Jasinski also provides the Board with operational experience, including building and organizing an effective sales force, seeking and obtaining regulatory approvals for medical devices, and managing significant manufacturing operations.

Cornelia W. LeMaitre has served as a member of our Board of Directors since 1992 and as our Vice President, Human Resources since 1998. Mrs. LeMaitre joined us in 1991 and served as the head of marketing from 1991 to 1998. From 1984 to 1991, Mrs. LeMaitre served as Director of Annual Giving at Harvard Medical School and Phillips Academy Andover. Mrs. LeMaitre received a B.A. in English from College of the Sacred Heart in Newton, Massachusetts, and attended Yale University Graduate School of English. The Board has concluded that Mrs. LeMaitre should serve on our Board due to her extensive knowledge of our business and operations derived from 20 years of service to the Company in a variety of senior roles and her understanding of the practice of vascular surgery and the opportunities and challenges that we face.

John J. O’Connor has served as a member of our Board of Directors since 2008. Prior to his retirement in November 2006, Mr. O’Connor was a partner at PricewaterhouseCoopers LLP, an independent public accounting firm, from 1982 to November 2006, most recently serving as Vice Chairman of Services from June 2002 to November 2006. Mr. O’Connor served as the leader of the U.S. audit practice at PricewaterhouseCoopers from September 2000 to June 2002, and served as the Managing Partner of the firm’s Boston office from 1995 to September 2000. He is a director of mTuitive, Inc., a developer of clinical data capture and synoptic reporting software for use by healthcare professionals, Segue Manufacturing Services, LLC, a manufacturing services company, Oversight Systems, Inc., a provider of continuous transaction monitoring solutions, G6 Capital, a hedge fund manager and Abt Associates, a mission driven global leader in research and program implementation in the fields of health, social and economic policy and international development. During the past five years, Mr. O’Connor has also served as a director of Aspect Medical Systems, Inc., a publicly-traded brain monitoring device company that was acquired by Covidien plc. in November 2009, and Open Pages, Inc., a provider of enterprise governance, risk and compliance management solutions that was acquired by IBM in October 2010. Mr. O’Connor is a graduate, of Suffolk University and has attended the Harvard Business School’s Leadership in Professional Service Firms program and the executive M.B.A. program at the Amos Tuck School at Dartmouth College. The Board has concluded that Mr. O’Connor should serve on our Board due to his extensive capabilities in public financial accounting, his financial expertise, his experience and knowledge of operational management and strategic planning, and his insight into the operational challenges of a public company finance department. In addition, this experience qualifies Mr. O’Connor as an “audit committee financial expert.”

Continuing Directors

Class I Directors (Current terms expire at our 2016 annual meeting)

George W. LeMaitre has served as our Chief Executive Officer and as a member of our Board of Directors since 1992, serving as our Chairman since 2004. Previously, Mr. LeMaitre was an investment banking analyst at Lehman Brothers, an associate at the leveraged buyout firm McCown De Leeuw and a credit analyst for Connecticut National Bank. Mr. LeMaitre received a B.A. in History from Stanford University and an M.B.A. from the Stanford University Graduate School of Business. The Board has concluded that Mr. LeMaitre should serve on our Board due to his extensive knowledge of our business, his role since 1992 as our principal executive officer, and his corporate vision, operational knowledge and his strategic guidance to the Board.

David B. Roberts has served as our President since 2007 and as a member of our Board of Directors since 2001. Mr. Roberts joined us in 1997 as Vice President of Business Development and was promoted to Chief Financial Officer in 2000, which position he held until 2007. From 1994 to 1997, Mr. Roberts held several positions at BUCA, Inc., an operator of Buca di Beppo restaurants, most recently serving as Vice President of Development and prior to that as Director of Finance. From 1992 to 1994, Mr. Roberts held several positions at Hancock Venture Partners, most recently serving as an Associate. Mr. Roberts received a B.A. in Business Economics and History from Brown University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Roberts is a director of Parasole Restaurant Holdings, Inc., owner of several restaurants in the Minneapolis/St. Paul area including, among others, Manny’s Steakhouse. The Board has concluded that Mr. Roberts should serve on our Board due to his extensive knowledge of our business, his responsibility within the organization for strategic transactions, and his thorough understanding of the industry in which we operate and the opportunities and challenges that we face.

Class II Directors (Current terms expire at our 2017 annual meeting)

John A. Roush has served as a member of our Board of Directors since April 2014. Mr. Roush has served as Chief Executive Officer and a member of the Board of Directors of GSI Group Inc., a global supplier of precision photonic components and subsystems to original equipment manufacturers (OEMs) in the medical, industrial, scientific and microelectronics markets, since 2010. Prior to joining GSI Group Inc., he was a corporate officer and served in several senior leadership positions for twelve years with PerkinElmer, Inc., a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets. Since 2009, Mr. Roush had been serving as president of PerkinElmer’s Environmental Health business. From 2004 to 2009, Mr. Roush led PerkinElmer’s Optoelectronics business unit, which supplies specialty photonics products to biomedical and industrial OEMs. From 1999 to 2004, Mr. Roush served in various general management roles within the Optoelectronics business unit. Prior to joining PerkinElmer, Mr. Roush held management positions with Outboard Marine Corporation, AlliedSignal, Inc., now Honeywell International, McKinsey & Company Inc. and General Electric. Mr. Roush received a B.S. in Electrical Engineering from Tufts University and an M.B.A. from the Harvard Business School. The Board has concluded that Mr. Roush should serve on our Board due to his experience at an executive level and his more than 15 years of experience supplying products into the medical device and life sciences industries.

Michael H. Thomas has served as a member of our Board of Directors since November 2013. Mr. Thomas served as Chief Executive Officer of Bionostics, Inc., a manufacturer of products for original equipment manufacturers for critical care/point-of-care and diabetes diagnostics test systems, from 2006 to 2013. Prior to Bionostics, Mr. Thomas served as President and Chief Executive Officer of GlycoDesign, Inc., a publicly traded Canadian biopharmaceutical company, from 2002 to 2004; as President and Chief Executive Officer of DSM Pharmaceuticals, a division of DSM, NV of The Netherlands, a contract manufacturer of pharmaceuticals, from 1999 to 2002; and as Group President for the Americas and Global Hardcapsule at R.P. Scherer Corporation from 1997 to 1999. Prior to that, Mr. Thomas was at London International U.S. Holdings, and spent nearly 20 years at Bayer, Inc., most recently as Vice President of International Strategic Marketing. Mr. Thomas received a B.A. in Business and English from Colgate University. The Board has concluded that Mr. Thomas should serve on our Board due to his strong general management skills and his 30 years’ of experience in the pharmaceutical and biotechnology industries, including a long history of merger and acquisition activities, rapid growth situations and financial turnarounds.

Other Executive Officers and Key Employees

Executive Officers

Joseph P. Pellegrino, Jr. has served as our Chief Financial Officer since 2007. Mr. Pellegrino joined us as our Executive Vice President, Finance, in 2005. From 2003 to 2004, he served as temporary Chief Executive Officer of Affordable Luxuries, Inc., a direct marketing company. From 1997 to 2003, Mr. Pellegrino worked at Zoots, Inc., a consumer services company founded by the founders of Staples, Inc., where most recently he served as Senior Vice President of Operations. Previously, Mr. Pellegrino built and sold a regional mall-based specialty retailing company. Mr. Pellegrino has also served as an investment banking analyst at Lehman Brothers, as part of their mergers and acquisitions group. Mr. Pellegrino received an A.B. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

Peter R. Gebauer has served as our President, International Operations since 1997. From 1980 to 1996, Mr. Gebauer worked at IMPRA, Inc., a manufacturer of ePTFE vascular grafts, most recently serving as Vice President of Marketing and International Business and, prior to that, developing international sales and marketing organizations in Europe from 1980 to 1987. Mr. Gebauer received a B.S. in Business from the University of New Hampshire.

Trent G. Kamke has served as our Senior Vice President, Operations since 2005. Mr. Kamke joined us in 1997 as Quality Assurance Manager. From 1999 to 2005, Mr. Kamke served as our Vice President, Operations.

Prior to joining us in 1997, Mr. Kamke was employed by Haemonetics Corporation, which designs, manufacturers, and markets automated blood processing equipment. Mr. Kamke received a B.A. in Physics from Colby College and a B.E. from the Thayer School of Engineering at Dartmouth College.

Key Employees

Laurie A. Churchill has served as our Vice President and General Counsel since 2014. Ms. Churchill joined us in 2012 as Director of Legal Affairs. Prior to joining LeMaitre Vascular, Ms. Churchill served as Assistant General Counsel of Avid Technology, Inc. from 2011 to 2012. From 1999 to 2011, she was an attorney with Ropes & Gray, LLP. Ms. Churchill received a B.A. in English Education from the University of North Carolina at Chapel Hill and a J.D. from New York University School of Law.

Kimberly L. Cieslak has served as our Vice President, Marketing since 2003. Ms. Cieslak joined us in 1998 and was promoted to Director of Marketing in 2001. Prior to joining LeMaitre Vascular, Ms. Cieslak worked in the insurance division of General Electric. Previously, Ms. Cieslak was employed by the law firm Hudson and Co. in London, England. Ms. Cieslak received a B.A. in Economics from the University of Michigan.

Ryan H. Connelly has served as our Vice President, Research and Development since 2011. Mr. Connelly joined us in 2002 and has held the positions of R&D Engineer, Senior R&D Engineer, and Co-General Manager of our Phoenix facility during that time. In 2006, Mr. Connelly was promoted to Director, Research and Development. From 2001 to 2002, Mr. Connelly worked as a research and development engineer at Panduit Corporation, a network and electrical solutions provider. Mr. Connelly received a B.S. in Mechanical Engineering and an M.S. in Manufacturing Engineering from Boston University.

Giovannella Deiure has served as our Country Manager, Italy since 2009. From 2004 to 2009, she served as Sales and Marketing Manager of Arrow Italy S.p.A. From 2001 to 2004 she worked in the Business Unit of Cardiac Surgery Business of Medtronic Italia S.p.A. in a variety of marketing and sales positions. Previously she was employed by DePuy Italia S.r.L in the marketing department. Ms. Deiure received a degree in Electronic Engineering from Politecnico of Milan University and an M.B.A. from the same institution.

Maik D. Helmers has served as our Vice President, Sales–Central Europe since 2006. Mr. Helmers joined us in 1999 as a Sales Representative for northern Germany and was promoted to Sales Manager of Germany in 2001, Sales Manager Germany & Austria in 2002 and Sales Manager Central Europe in 2004. Mr. Helmers received a Diploma in Sales and Marketing from DVS Germany.

Andrew Hodgkinson has served as our Senior Vice President, Clinical, Regulatory and Quality Affairs since 2013. Mr. Hodgkinson joined us in 2000 as Production Supervisor and was promoted to Production Manager in 2003, Director, Manufacturing in 2006, Director, Clinical Affairs in 2007, Vice President, Clinical and Regulatory Affairs in 2008 and Vice President, Clinical, Regulatory and Quality Affairs in 2011. Mr. Hodgkinson received a B.A. in Economics from the Whittemore School of Business and Economics at the University of New Hampshire.

Roli Kumar-Choudhury has served as our Director, Quality Assurance since 2011. Ms. Kumar-Choudhury joined us in 2002 as a Quality Engineer and was promoted to Quality Supervisor in 2005, and Quality Manager in 2006. Ms. Kumar-Choudhury received a B.E. in Biomedical Engineering from Vanderbilt University, an M.S. in Biomedical Engineering from the University of Connecticut and an M.B.A. from the University of Massachusetts–Isenberg School of Management.

Stéphane Maier has served as our Director, International Operations, since 2013. Mr. Maier joined us in 2000 and held the position of Manager, European IT, in our French facility. In 2003, he joined our European headquarters in Germany as Manager, International IT. Mr. Maier was promoted to Director, International IT and Administration, in 2011. From 1999 to 2000, he worked as IT project manager for Total S.A. headquarters in Paris, France. Mr. Maier received a Diploma in Sales and Administration and a technical degree in IT Management from the IPI Colmar, France.

Wolfgang Meichelboeck has served as our Vice President, Marketing International since 2008. From 2003 to 2008, Mr. Meichelboeck held several positions at Edwards Lifesciences Services GmbH, a cardiovascular medical device company, most recently serving as Marketing Manager Vascular Therapies Europe. Prior to that, since 1985, he served in a variety of international marketing and project management roles at C.R. Bard GmbH, IMPRA Medica GmbH and Dornier Medical Systems GmbH. Mr. Meichelboeck received a Dipl.-Ing. in Biomedical Engineering from the University of Applied Sciences Gießen-Friedberg, Germany.

Jonathan W. Ngau has served as our Vice President, Information Technology since 2003 and previously served as our Director of Information Technology from 2000 to 2003. Since joining us in 1996, Mr. Ngau has implemented and managed all information technology, business management software solutions, and network security for all of LeMaitre Vascular’s facilities. Mr. Ngau received a B.A.B.S. in Marketing and Information Systems from Boston University.

Nobuhiro Okabe has served as our Country Manager, Japan since 2007. From 2004 to 2007, he served as General Manager of the Cardiovascular Surgery Division of Medico’s Hirata Inc. From 2001 to 2004 he served as Business Director of Cardiac Surgery Business of Medtronic Japan Co. Ltd. Mr. Okabe received a B.S. in Electrical Engineering from Tokai University.

Xiang Zhang has served as our Global Director of Regulatory since 2014. He first joined us as Regulatory Affairs Specialist in 2009 and was promoted to Senior Regulatory Specialist in 2010. From 2011 to 2012, he served as Director of Regulatory Affairs at Smith & Nephew. He rejoined our Company in 2012 as Director of Regulatory and was promoted to his current role in 2014. Mr. Zhang received a Ph.D. in Chemistry from Rutgers University in 2001.

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. George W. LeMaitre, our Chairman of the Board and Chief Executive Officer, is the son of Cornelia W. LeMaitre, who is also a member of the Board of Directors. Mrs. LeMaitre is also our Vice President, Human Resources.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 1, 2015:

•	by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	by each of our named executive officers (as defined below under “Compensation of Executive Officers and Directors”);

•	by each of our directors or nominees; and

•	by all of our directors and executive officers as a group.

Unless otherwise indicated below, each person listed below maintains a business address in the care of LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, MA 01803 and has sole voting and investment power with respect to all shares of common stock owned.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
5% Stockholders(2)
AWM Investment Company, Inc.(3) 527 Madison Avenue, Suite 2600 New York, NY 10022	1,329,858	7.6%

Cannell Capital LLC 150 East Hansen Avenue P.O. Box 3459 Jackson, WY 83001	909,539	5.2%

Named Executive Officers
George W. LeMaitre(4)	4,718,352	26.9%
David B. Roberts(5)	492,706	2.8%
Peter R. Gebauer(6)	262,918	1.5%
Joseph P. Pellegrino, Jr.(7)	301,182	1.7%
Robert V. Linden(8)	51,192	*

Directors
Cornelia W. LeMaitre(9)	558,745	3.2%
Lawrence J. Jasinski(10)	37,940	*
John J. O’Connor(11)	80,480	*
John A. Roush(12)	6,667	*
Michael H. Thomas(13)	6,667	*
All executive officers and directors as a group (11 persons)(14)	6,596,549	35.7%

*	Represents less than 1% of the outstanding common stock
(1)	This table is based upon information supplied by executive officers, directors and principal stockholders and in their filings with the SEC. Beneficial ownership is determined in accordance with the SEC’s rules and generally includes voting or investment power with respect to securities as well as shares of common stock subject to options exercisable within 60 days of April 1, 2015. Applicable percentage of ownership is based upon 17,510,557 shares of common stock outstanding as of April 1, 2015. Common stock subject to stock options currently exercisable or exercisable within 60 days of April 1, 2015 are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

(2)	This information is based solely upon a review of the Schedule 13G reports or related amendments filed with the Securities and Exchange Commission with respect to holdings of the Company’s common stock as of December 31, 2014.
(3)	In its Schedule 13G, AWM Investment Company, Inc., a Delaware corporation (AWM), states that it is the investment adviser to Special Situations Cayman Fund, L.P. (CAYMAN), Special Situations Fund III QP, L.P. (SSFQP), Special Situations Private Equity Fund, L.P. (SSPE), and Special Situations Life Sciences Fund, L.P. (SSLS) (CAYMAN, SSFQP, SSPE and SSLS referred to as the Funds) and as the investment adviser to the Funds, AWM holds sole voting and investment power over 154,000 shares of common stock held by CAYMAN, 523,000 shares held by SSFQP, 111,241 shares held by SSPE and 541,617 shares held by SSLS.
(4)	Includes 54,995 shares of common stock issuable to George W. LeMaitre upon exercise of stock options. Also, includes 610,154 shares of common stock owned by LeMaitre Family LLC. LeMaitre Family LLC is 100% owned by Peter Boland, as trustee for various trusts formed for the benefit of the children of Dr. LeMaitre and Mrs. LeMaitre, including George W. LeMaitre. The trust for the benefit of George W. LeMaitre holds a 20% membership interest in LeMaitre Family LLC. George W. LeMaitre and Peter Boland are the managers of LeMaitre Family LLC, with sole voting and investment power with respect to all shares held by such entity, acting by unanimous agreement. George W. LeMaitre disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Includes 200 shares of common stock held by The Thomas O’Brien Daly Trust, under instrument of trust dated March 22, 2000; 200 shares of common stock held by The Katherine Frances Daly Trust, under instrument of trust dated March 22, 2000; and 510 shares of common stock held by the Quinn Weldon Daly Trust, under instrument of trust dated March 22, 2000, of which George W. LeMaitre is the sole trustee in each case and has sole voting and investment power with respect to all shares held by each such entity. These trusts are each for the benefit of either George W. LeMaitre’s nephew or niece. George W. LeMaitre, as trustee, has sole voting and investment power with respect to all shares held by each of such trusts, but he disclaims beneficial ownership of all such shares.
(5)	Includes 216,867 shares of common stock issuable to Mr. Roberts upon exercise of stock options.
(6)	Includes 221,611 shares of common stock issuable to Mr. Gebauer upon exercise of stock options.
(7)	Includes 250,440 shares of common stock issuable to Mr. Pellegrino upon exercise of stock options.
(8)	Includes 45,456 shares of common stock issuable to Mr. Linden upon exercise of stock options. Mr. Linden left the Company on April 3, 2015.
(9)	Includes 14,276 shares of common stock issuable to Mrs. LeMaitre upon exercise of stock options. Also includes 360,547 shares held by Mrs. LeMaitre’s spouse and 15,603 shares of common stock issuable to Mrs. LeMaitre’s spouse upon exercise of stock options.
(10)	Includes 23,827 shares of common stock issuable to Mr. Jasinski upon exercise of stock options.
(11)	Includes 22,500 shares of common stock issuable to Mr. O’Connor upon exercise of stock options.
(12)	Represents 6,667 shares of common stock issuable to Mr. Roush upon exercise of stock options.
(13)	Represents 6,667 shares of common stock issuable to Mr. Thomas upon exercise of stock options.
(14)	Includes an aggregate of 943,739 shares of common stock issuable upon exercise of stock options held by our executive officers and directors.

CORPORATE GOVERNANCE

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN COMPLIANCE MATTERS

Board Leadership Structure

The Board is currently chaired by our Chief Executive Officer, Mr. LeMaitre. The Board believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the Board believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Board also believes that it is advantageous to have a Chairman with an extensive history with, and knowledge of, the company, as is the case with our Chief Executive Officer who has served as our principal executive officer since 1992. Having determined that the leadership structure described above is appropriate and effective for our company, the Board does not have a lead independent director.

Policies on Corporate Governance

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees. The Board of Directors has adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Amended and Restated By-Laws, Board committee charters, and key Board policies, form the framework for our governance. The current version of the Code of Business Conduct and Ethics, the Board’s Corporate Governance Guidelines and the charters for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available at the Corporate Governance section of our investor relations website, http://ir.lemaitre.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: LeMaitre Vascular, 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our investor relations website available at http://ir.lemaitre.com. Our website is not incorporated into this proxy statement.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through the Board’s standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic and operational risk exposures, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures, including liquidity, credit and currency risk, and the steps our management has taken to monitor and control these exposures. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports if matters arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Director Independence

Under The NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of

Directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable NASDAQ listing standards: John A. Roush, Lawrence J. Jasinski, John J. O’Connor and Michael H. Thomas. In addition, the Board determined that Russell D. Hays, who served as a director until April 8, 2014, was independent. In making these determinations, the Board found that none of these directors had a material or other disqualifying relationship with us.

Nominations for Directors

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills, and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	nominees must have experience at a strategic or policy-making level in a business, government, non-profit, or academic organization of high standing;

•	nominees must be highly accomplished in their respective fields, with superior credentials and recognition;

•	nominees must be well regarded in the community and have a long-term reputation for the highest ethical and moral standards;

•	nominees must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which they may serve; and

•	nominees must, to the extent that they serve or have previously served on other boards of directors, demonstrate a history of actively contributing at board meetings.

The Board of Directors seeks members who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Nominating and Corporate Governance Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Nominating and Corporate Governance Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and management, will be requested to take part in the process.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, with non-management directors, through the use of search firms to assist with the sourcing of candidates or other advisors, through the recommendations submitted by stockholders, or through such other methods as it deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then usually considers the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. In conducting this assessment, the Nominating and Corporate Governance Committee considers experience, skills, and such other factors as it deems appropriate given the current needs of our Board and our company, to ensure our Board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by our stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. In submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, stockholders shall follow the following procedures:

Recommendations for nomination must be received by the Nominating and Corporate Governance Committee not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on our books and records;

•

A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•

Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;

•

A written statement from the stockholder making the recommendation stating why such recommended candidate meets our minimum qualifications and other criteria and would be able to fulfill the duties of a director;

•	A written statement describing all arrangements or understandings between the stockholder and the proposed director candidate; and

•

All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

Nominations must be sent to the attention of our Secretary by U.S. mail (including courier or expedited delivery service) to:

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

Attn: Secretary of LeMaitre Vascular, Inc.

Our Secretary will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings.

To the Company’s knowledge, based on its review of the copies of such reports furnished to the Company and certain written representations made by directors and executive officers that no other reports were required during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 2014, with the exception of Form 4s that were not timely filed for Peter R. Gebauer in regard to shares withheld for tax purposes as the result of the vesting of restricted stock units on each of February 27, 2014 and July 27, 2014.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings and Attendance

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings from time to time when Board action is required between scheduled meetings. Members of senior management periodically attend Board meetings to report on and discuss their areas of responsibility. In 2014, the Board of Directors held six meetings, and committees of the Board held a total of eleven meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the last fiscal year.

Our corporate governance guidelines provide that each director is expected to spend the time and effort to properly fulfill his or her responsibilities, including regularly attending meetings of the Board and committees on which he or she sits, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairperson of the appropriate committee in advance of such meeting. Directors and nominees are encouraged to attend the annual meeting of stockholders in person or telephonically. Four of our directors then in office attended the 2014 annual meeting.

Executive Sessions of Independent Directors

The Board of Directors holds an executive session of the independent directors at least once per year. Executive sessions do not include any of our employee directors. The independent directors rotate the responsibility for chairing executive sessions.

Communication with the Board of Directors

Stockholders may communicate with all members of the Board of Directors, the chair of any committee of the Board of Directors, or any individual director by directing the communication in writing in care of our Secretary at the address set forth on the front page of this Proxy Statement. All communications will be received and processed by our Secretary, and the stockholder making such communications will receive a written acknowledgement from our Secretary of the receipt of the communication.

Communications are distributed to the Chairman of the Board, as a representative of the Board of Directors, or to any individual director, depending upon to whom the communication is addressed. In that regard, the Board of Directors has requested that certain communications unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as product complaints, inquiries, and suggestions; other ordinary business affairs suited to our management; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded.

Committees of the Board of Directors

Our Amended and Restated By-laws provide that the Board may delegate responsibility to committees. During 2014, the Board had three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The membership of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is comprised entirely of independent directors. In addition, all members of the Audit Committee meet the heightened standards of “independence” for audit committee members required by Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards. The Board has also determined that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

The table below shows the membership of each Board committee and the number of meetings held in 2014.

Name	Audit	Compensation	Nominating and Corporate Governance
Lawrence J. Jasinski	X	Chair	X
George W. LeMaitre
John J. O’Connor	Chair
John A. Roush	X
Michael H. Thomas		X	Chair
2014 Meetings	5	3	1

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee currently consists of Messrs. Jasinski, O’Connor and Roush. Mr. O’Connor serves as chairperson of the Audit Committee. The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board has also determined that each member of the Audit Committee is financially sophisticated and is able to read and understand consolidated financial statements and that Mr. O’Connor is an “audit committee financial expert” as defined in SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. O’Connor’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. O’Connor any duties, obligations, or liabilities that are greater than those generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or the Board of Directors.

As described more fully in its charter, the Audit Committee oversees our accounting and financial reporting processes, internal controls, and audit functions. In fulfilling its role, the Audit Committee’s responsibilities include:

•	appointing, evaluating, and, where appropriate, replacing our independent registered public accounting firm;

•	pre-approving all auditing services and permissible non-audit services provided to us by our independent registered public accounting firm;

•

reviewing with our independent registered public accounting firm and with management the proposed scope of the annual audit, past audit experience, our program for the internal examination and verification of our accounting records, and the results of recently completed internal examinations;

•	resolving disagreements between management and our independent registered public accounting firm regarding financial reporting;

•	reviewing major issues as to the adequacy of our internal controls;

•	monitoring compliance with our Code of Business Conduct and Ethics as it pertains to issues regarding accounting, internal controls, or auditing matters; and

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.

The Audit Committee met five times during the year ended December 31, 2014. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of our investor relations website at http://ir.lemaitre.com.

Compensation Committee

The Compensation Committee currently consists of Messrs. Jasinski and Thomas. Mr. Jasinski serves as the chairperson of the Compensation Committee. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).

The Compensation Committee’s responsibilities include:

•	administering our annual incentive and equity-based incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans;

•	reviewing and determining compensation of executive officers and certain senior management;

•	reviewing and making recommendations to the Board of Directors with respect to non-employee director compensation; and

•

if and as required by SEC regulations, discussing with management the Compensation Discussion and Analysis and, if appropriate, recommending its inclusion in our Annual Report on Form 10-K and proxy statement.

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by our Chief Executive Officer in consultation with the Chair of the Compensation Committee and our legal counsel. Our Chief Executive Officer attends most meetings, but does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past year, neither the Compensation Committee nor management of the Company engaged any outside consultants as compensation consultants nor have we engaged any consultants to perform any non-executive compensation consulting services.

The Compensation Committee typically determines the annual cash compensation for officers at a regular meeting held in the quarter preceding the start of the fiscal year or in the first quarter of a fiscal year for that year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. In undertaking this process, the Compensation Committee considers the degree to which each executive’s entire compensation package should be variable and based on either personal performance or company performance. For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by our Chief Executive Officer, who provides significant input on the compensation of the other executive officers and his other direct reports. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels, current company-wide compensation levels and recommendations of a compensation consultant, if engaged at the time, including analyses of executive compensation paid at other companies identified by the consultant.

The Compensation Committee has historically conducted an assessment in the first quarter following completion of the fiscal year and the completion of our internal financial close process to review financial and operational results against performance objectives in order to determine and, if and as appropriate, award non-equity incentive plan and bonus compensation relating to the prior fiscal year. Our Chief Executive Officer submits detailed recommendations to the Compensation Committee but is not present for deliberations with respect to his own compensation. If preliminary financial results are materially modified during the audit process, our named executive officers may be required to repay any overpayments.

The Compensation Committee has historically considered and determined annual equity awards at a regular meeting in the third quarter of the fiscal year. The Compensation Committee typically makes annual equity grants to our executive officers based upon, among other factors, the level of the executive officer in our organization, the amount of equity remaining for grant under our equity incentive plan, and any contractual agreements with the executive officer. These equity grants typically vest in equal annual installments over a period of five years, subject to continued employment.

Additionally, the Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. The Compensation Committee may also adjust performance targets based upon strategic transactions occurring during the course of the fiscal year and other interim changes in our operating strategy. The Compensation Committee also uses these meetings to administer our short-term incentive program, which involves the periodic and discretionary determination of quarterly incentive goals for certain officers other than our Chief Executive Officer. Executive officers who achieve their performance goals receive cash and equity awards following the quarter in which the goal was achieved.

The Compensation Committee is authorized to review and make recommendations regarding our non-employee director cash and equity compensation programs, and related matters, for consideration by our Board of Directors, and considers such matters periodically.

The Compensation Committee met three times during the year ended December 31, 2014. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of our investor relations website at http://ir.lemaitre.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Jasinski and Thomas. Mr. Thomas serves as chairperson of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for board and committee membership;

•	recommending director nominee candidates to the Board;

•	periodically reassessing the Board’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval; and

•	monitoring, in cooperation with the Board’s Audit Committee, compliance with our Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee met one time during the year ended December 31, 2014. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of our investor relations website at http://ir.lemaitre.com.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2014 with management of the Company. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2014, the matters that are required to be discussed by the applicable Public Company Accounting Oversight Board (“PCAOB”) standards. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully Submitted by the Audit Committee:

John J. O’Connor (Chairman)
Lawrence J. Jasinski
John A. Roush

ADDITIONAL INFORMATION REGARDING OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Fees and Services

The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP to the Company for the years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees	$874,000	$560,000
Audit-Related Fees	179,000	40,000
Tax Fees	20,000	20,000
All Other Fees	2,000	2,000

Total	$1,075,000	$622,000

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements’ audit, statutory filings, consents and assistance with, and review of, documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees consist of fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees.” In 2014, this included work performed in connection with our June stock offering and valuation work related to acquisitions.

Tax Fees

The Tax Fees for both years consist of fees for professional services rendered in relation to certain transfer pricing projects. The Audit Committee determined that the provision of these services to us by Ernst & Young LLP was compatible with maintaining their independence.

Other Fees

In 2013 and 2014, the Other Fees consist of fees for access to an online research application. The Audit Committee determined that the provision of this access by Ernst & Young LLP was compatible with maintaining their independence.

All of the fees referenced in the table above were pre-approved by our Audit Committee pursuant to the Pre-Approval Policy described below.

Pre-Approval Policy

The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee pre-approval policy to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the Audit Committee (the “Pre-Approval Policy”). Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

Change in Independent Registered Public Accounting Firm

On March 23, 2015, the Audit Committee approved the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and the dismissal of Ernst & Young LLP as the Company’s independent registered public accounting firm.

The reports of Ernst & Young LLP on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2014 and December 31, 2013 and through the date of this proxy statement, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the subject matter thereof in connection with their reports. During the two most recent fiscal years and through the date of this proxy statement, there have been no “reportable events” (as defined in Regulation S-K, Item 304(a)(1)(v)).

During the Company’s two most recent fiscal years and through the date of this proxy statement, the Company did not consult with Grant Thornton LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Meeting Attendance

Representatives of Ernst & Young LLP attended all in-person meetings of the Audit Committee in 2014.

We expect that a representative of Grant Thornton LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will also be available to respond to appropriate questions from stockholders. We do not expect any representatives of Ernst & Young LLP to be in attendance.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

Executive Compensation Philosophy and Objectives

We have designed our executive compensation program to attract, retain, and motivate highly qualified executives and to align their interests with the interests of our stockholders. The ultimate goal of our program is to increase stockholder value by providing executives with appropriate incentives to achieve our business objectives. We seek to achieve this goal through a program that rewards executives for superior performance, as measured by both financial and non-financial factors, and includes major compensation components that are linked to the achievement of certain operational, financial, product development, and clinical objectives that are aimed at increasing both long-term and short-term stockholder value. At least half of each named executive officer’s annual bonus opportunity under our Management Incentive Compensation Plan is tied to company financial performance metrics. In this respect and through the grant of equity awards, we seek to align our named executive officers’ interests with those of our stockholders. Our use of equity-based awards that vest over time also encourages our executives to remain in our employ.

Our Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of the other executive officers and his other direct reports. The Compensation Committee determines the annual base salary, bonus opportunities, and equity-based awards provided to our Chief Executive Officer and approves the compensation of other executive officers, taking into consideration the recommendations of our Chief Executive Officer.

The Compensation Committee’s executive compensation philosophy embraces three core objectives:

•	Market Driven: Provide competitive compensation to attract, motivate, and retain superior talent;

•

Pay-for-Performance: Reward individual and team successes linked to the achievement of certain operational, financial, product development, regulatory and quality objectives aimed at increasing stockholder value; and

•	Equitable: Ensure that rewards are internally and externally equitable.

Summary Compensation Table

The following table sets forth summary information concerning the compensation paid or earned for services rendered to us in all capacities during the years ended December 31, 2013 and December 31, 2014, to our Chief Executive Officer, Chief Financial Officer, and each of the other three most highly compensated persons serving as our executive officers during 2014 who received total compensation during that year in excess of $100,000 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards ($)	Option Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)		Total ($)
George W. LeMaitre	2014	$315,580		$5,000	$—	$252,632		$177,908	$1,170		$752,291
Chairman and Chief Executive Officer	2013	306,388		6,000	$—	254,553		173,464	902		741,307

Joseph P. Pellegrino, Jr.	2014	247,236		—	—	151,937		78,977	—		478,150
Chief Financial Officer	2013	240,035		—	—	152,771		89,540	—		482,346

David B. Roberts	2014	333,174	(5)	20,000	—	151,937		107,152	1,300		613,563
President	2013	325,218	(5)	16,000	—	—	(5)	115,949	1,271		458,438

Peter R. Gebauer(6)	2014	295,149		—	9,116	112,181		157,838	101,583	(7)	675,867
President, International Operations	2013	324,527		—	—	98,933		172,039	94,711	(7)	690,210

Robert V. Linden(8)	2014	198,672		—	—	50,647		60,747	1,553		311,619
Senior Vice President Sales, The Americas	2013	192,886		—	—	50,924		92,881	897		337,588

(1)	Represents amounts paid as though certain individual Management Incentive Compensation Plan targets were achieved, where the Compensation Committee believed that the objective of the bonus target had been substantively accomplished, or otherwise exercised its discretion to interpret the bonus target.
(2)	The dollar amounts in this column represent the aggregate grant date fair value for each option award granted to our named executive officers for the indicated year pursuant to our equity compensation plans. These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 18, 2015.
(3)	Represents cash incentive payments for the achievement of financial objectives and a portion of the corporate and/or management objectives under our applicable management incentive plans. For more information regarding Non-Equity Incentive Plan Compensation, see the “—Narrative to Summary Compensation Table” discussion below.
(4)	“All Other Compensation” includes for 2013 and 2014 an amount paid by the Company to match, in part, the contributions of each of Messrs. LeMaitre, Roberts and Linden to his respective 401(k) plan account and in the case of Mr. Linden in 2014, a $643 fringe payment.
(5)	Mr. Roberts requested, and the Compensation Committee agreed, to increase Mr. Roberts’ salary beginning in 2012 by an amount equivalent to the fair value of the stock option that otherwise would have been granted to him by the Compensation Committee in 2012, which the Committee determined to be $150,000. This additional amount is being paid in equal installments over a five-year period in our regularly-scheduled payroll. Mr. Roberts made the same request for 2013, to which the Compensation Committee agreed. This results in Mr. Roberts receiving an additional $30,000 per year for five years beginning in 2012 and an additional $30,000 per year for five years beginning in 2013.
(6)	The amounts presented for Mr. Gebauer for 2013 were earned in Euros but are reported above in dollars based on an exchange rate for € to U.S.$ as of December 31, 2013 of 1.3766. The amounts presented for Mr. Gebauer for 2014 were earned in Euros but are reported above in dollars based on an exchange rate for € to U.S.$ as of December 31, 2014 of 1.2155.
(7)	The amount shown for 2013 includes $44,300 for a tax reimbursement payment. The amount shown for 2014 includes $60,546 for a tax reimbursement payment. Mr. Gebauer’s tax reimbursement payments are equal to an amount on an after-tax basis equal to the difference between (a) the income tax Mr. Gebauer was actually required to pay in Germany on account of amounts paid to him by LeMaitre Vascular GmbH in the prior calendar year, after giving effect to split pay, if any, and (b) the amount Mr. Gebauer would otherwise be required to pay on account of such amounts for that year had he been a resident and solely working in Massachusetts during that year. This amount is paid to Mr. Gebauer in four equal quarterly installments. All other perquisites payable or attributable to Mr. Gebauer in 2013 and 2014 were also paid in Euros. The perquisites to which Mr. Gebauer is entitled are described below under “—Narrative to Summary Compensation Table-Employment Agreements” and “—Narrative to Summary Compensation Table-Other Benefits.”
(8)	Mr. Linden left the Company on April 3, 2015.

Narrative to Summary Compensation Table

Our goal is to attract, motivate, and retain highly capable and talented executives by providing competitive compensation that rewards our Company’s successful performance and each executive’s contribution to that success. The Compensation Committee approaches our executive compensation objectives through three key components:

•	base salary;

•	performance-based cash bonuses; and

•	periodic grants of long-term stock-based compensation.

Employment Agreements

We are party to employment agreements with Messrs. LeMaitre, Pellegrino, Roberts and Gebauer. These agreements do not contain ongoing contractual obligations relating to annual salary and bonus (other than for Mr. Gebauer as described in more detail below). Such employment agreements do contain ongoing severance arrangements, the material terms of which are described in the section titled “—Severance Arrangements Pursuant to Employment Agreements” below.

Pursuant to the terms of his employment agreement, dated October 1, 2008, Mr. Gebauer was entitled to receive a minimum annual base salary of €220,000 through December 31, 2009, after which his compensation is subject to annual adjustment, and he is eligible for an annual cash performance bonus of not less than €72,978, upon the achievement of performance objectives approved by our Compensation Committee. Additionally, Mr. Gebauer is entitled to receive quarterly tax equalization payments with respect to his base salary and cash performance bonus in order to provide Mr. Gebauer, on an after-tax basis, with a net amount approximate to that which he would receive were he working in Massachusetts, where our headquarters are located. Also, during each year of his employment, Mr. Gebauer is entitled to receive an equity award with respect to our common stock, vesting over a five-year period, with a grant date fair value approximating at least €74,745, subject to adjustment by our Compensation Committee in its reasonable discretion.

Non-Equity Incentive Plan Compensation

Under our Management Incentive Compensation Plan, or our bonus plan, annual cash bonus objectives are linked to certain operational, financial, product development, regulatory and quality goals that have been approved by the Compensation Committee as management “planks.” Our planks are our key performance objectives for the fiscal year. We seek to ensure that each objective is directly linked to increasing either short-term or long-term stockholder value. These key performance objectives are intended to be directional in nature and challenging to achieve in the aggregate, as corporate resource constraints may not always permit the necessary investment to achieve all of the objectives in a single year.

The bonus plan compensation of our most senior officers is based, in part, on overall company financial performance metrics.

For Messrs. LeMaitre and Roberts, those metrics were the achievement of target levels of net sales of $70.9 million and operating income of $5.1 million. In the case of Mr. LeMaitre, 80% of his target bonus opportunity for 2014 under our bonus plan was tied to these company financial performance metrics, and in the case of Mr. Roberts, 61% of his target bonus opportunity for 2015 under our bonus plan was tied to these company financial performance metrics. For Mr. Pellegrino, 53% of his target bonus opportunity was tied to the achievement of the target operating income and sales levels specified above and other company financial performance metrics. 86% of the target bonus opportunity for Mr. Gebauer and 89% of the target bonus opportunity for Mr. Linden were tied to company financial performance metrics related to the territories they oversee.

A bonus was separately payable for each financial performance metric; thus, our failure to reach the minimum threshold for one performance metric would result in no bonus payable for that metric, but could still result in a bonus payable for other performance metrics, presuming we reached the minimum threshold performance for such metrics. Certain of these bonuses are earned based upon a continuously functioning, sliding scale; thus, failure to reach the targeted performance level could still result in a lesser bonus payable, provided that a certain minimum threshold had been achieved. Similarly, exceeding the targeted performance level could result in a greater bonus payable. In 2014, our net sales of $71.1 million and operating income of $6.3 million both exceeded the target amounts set forth above, which resulted in higher payouts to our named executive officers based on those metrics.

The remaining percentage of each named executive officer’s bonus opportunity for 2014 was tied to the achievement of individual objectives. Notwithstanding that the objectives are individualized, in establishing those objectives, we seek to maximize the performance of our executive officers in furthering Company “planks.” Individual performance measures for 2014 cash bonuses varied in scope and subject matter based on each named executive officer’s department and area of functional responsibility.

Target cash bonuses under the Management Incentive Compensation Plan for each of the named executive officers for 2014 are set forth in the table below. Additionally, each named executive officer was provided the opportunity to earn additional amounts by way of performance beyond targeted performance expectations.

Named Executive Officer	Target 2014 Non-Equity Incentive Plan Compensation under the Management Incentive Compensation Plan ($)
George W. LeMaitre	$154,523
Chairman and Chief Executive Officer
Joseph P. Pellegrino, Jr.	83,884
Chief Financial Officer
David B. Roberts	109,270
President
Peter R. Gebauer	97,906	(1)
President, International Operations
Robert V. Linden(2)	77,261
Senior Vice President Sales, The Americas

(1)	Determined in Euros but reported above in dollars based on an exchange rate for € to US$ as of December 31, 2014 of 1.2155.
(2)	Mr. Linden left the Company on April 3, 2015.

Amounts earned pursuant to our Management Incentive Compensation Plan by our named executive officers are reflected in the “Non-Equity Incentive Plan Compensation” payments column in the Summary Compensation Table. In addition, to provide incentives for executives to perform at the highest levels, in 2013 and 2014, Messrs. Pellegrino, Roberts, Gebauer and Linden were eligible under our Management Incentive Compensation Plan to receive separate and additional quarterly cash bonus payments upon the achievement of quarterly performance targets recommended once per quarter by Mr. LeMaitre and approved by the Compensation Committee. These payments are also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

From time to time our Compensation Committee will exercise its discretion to waive or modify a performance target when the Compensation Committee believes that the objective of the performance target has been substantively accomplished, or where there is other good cause to recognize the superior performance of the executive officer. These amounts are reported as “Bonus” payments in the Summary Compensation Table.

Equity Compensation

Our Compensation Committee approved annual stock option awards to the named executive officers at the committee’s regular meeting in the third quarter of 2014. Each award was intended to be an incentive stock option to the maximum extent permitted by applicable laws and regulations, with a per share exercise price equal to the closing price of our common stock on NASDAQ on the date of grant, and subject to a seven-year term except in the case of Mr. LeMaitre, who received stock options with a per share exercise price equal to 110% of the closing price of our common stock on NASDAQ on the date of grant and subject to a five-year term. Each option award vests in equal annual installments over a period of five years. In addition, Mr. Gebauer received an equity award in the form of unrestricted stock equal to €7,500 in January 2015 for his 2014 performance.

For 2012, Mr. Roberts requested, and the Compensation Committee agreed, to increase Mr. Roberts’ salary beginning in 2012 by an amount equivalent to the fair value of the stock option that otherwise would have been granted to him by the Compensation Committee in 2012, which the Committee determined to be $150,000. This additional amount is being paid in equal installments over a five-year period in our regularly-scheduled payroll.

Mr. Roberts made the same request for 2013, to which the Compensation Committee agreed. This results in Mr. Roberts receiving an additional $30,000 per year for five years beginning in 2012 and an additional $30,000 per year for five years beginning in 2013.

Other Benefits

We provide certain perquisites to Mr. Gebauer, our President, International Operations, who is an American citizen living overseas. In each of 2013 and 2014, he was provided with use of a company car, a contribution for 50% of his cost of private health insurance (as Mr. Gebauer is not eligible for participation in the German public health insurance system), accident insurance, a pension contribution, reimbursement for a family trip to the United States and reimbursement of expenses relating to personal tax preparation and advice.

We also provide Mr. Gebauer with a tax equalization payment that is designed to reimburse him for any additional taxes that he pays as a result of his residence in Germany while employed by us. In 2013, Mr. Gebauer received a $44,300 tax equalization payment, which was paid to Mr. Gebauer in Euros. In 2014, Mr. Gebauer received a $60,546 tax equalization payment, which was paid to Mr. Gebauer in Euros. Mr. Gebauer’s tax reimbursement payments are equal to an amount on an after-tax basis equal to the difference between (a) the income tax Mr. Gebauer was actually required to pay in Germany on account of amounts paid to him by LeMaitre Vascular GmbH in the prior calendar year, after giving effect to split pay, if any, and (b) the amount Mr. Gebauer would otherwise be required to pay on account of such amounts for that year had he been a resident and solely working in Massachusetts during that year. This amount is paid in four equal quarterly installments.

Outstanding Equity Awards as of December 31, 2014

The following table presents information regarding outstanding option awards held by our named executive officers as of December 31, 2014. There were no outstanding stock awards held by our named executive officers as of December 31, 2014.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
George W. LeMaitre	36,542	(1)	54,812		$6.85	7/25/2017
	18,453	(2)	73,814		$7.34	7/24/2018
	—		154,861	(3)	$8.66	7/24/2019
Joseph P. Pellegrino, Jr.	100,000		—		$11.78	12/22/2015
	56,595		—		$3.00	7/27/2016
	2,441	(4)	611		$4.70	2/25/2017
	35,472	(5)	8,868		$5.85	7/26/2017
	1,200	(6)	300		$6.50	11/8/2017
	24,719	(7)	16,480		$7.10	7/26/2018
	19,593	(1)	29,390		$6.23	7/25/2019
	9,809	(2)	39,235		$6.67	7/24/2020
	—		42,872	(3)	$7.87	7/24/2021
David B. Roberts	94,629		—		$3.27	6/6/2015
	56,595		—		$3.00	7/27/2016
	1,552		—		$4.41	11/6/2016
	1,200	(4)	300		$4.70	2/25/2017
	35,472	(5)	8,868		$5.85	7/26/2017
	1,200	(6)	300		$6.50	11/8/2017
	900	(8)	600		$6.51	4/26/2018
	24,719	(7)	16,480		$7.10	7/26/2018
	—		42,872	(3)	$7.87	7/24/2021
Peter R. Gebauer	192,189		—		$0.10	—
	1,552		—		$4.41	11/6/2016
	22,048	(5)	5,513		$5.85	7/26/2017
	17,728	(7)	11,818		$7.10	7/26/2018
	11,870	(1)	17,805		$6.23	7/25/2019
	6,224	(9)	24,895		$6.80	8/7/2020
	—		31,654	(3)	$7.87	7/24/2021
Robert V. Linden(10)	1,000		—		$10.45	1/27/2015
	1,770		—		$11.30	7/20/2015
	2,000		—		$11.78	12/22/2015
	3,019		—		$3.00	7/27/2016
	1,552		—		$4.41	11/6/2016
	1,200	(4)	300		$4.70	2/25/2017
	5,769	(5)	1,443		$5.85	7/26/2017
	11,805	(6)	2,952		$6.50	11/8/2017
	8,240	(7)	5,493		$7.10	7/26/2018
	6,531	(1)	9,797		$6.23	7/25/2019
	3,270	(2)	13,078		$6.67	7/24/2020
	—		14,291	(3)	$7.87	7/24/2021

(1)	20% of this award vested on July 25, 2013, and the remainder vests annually at the rate of 20% per year.
(2)	20% of this award vested on July 24, 2014, and the remainder vests annually at the rate of 20% per year.
(3)	20% of this award vests on July 24, 2015, and the remainder vests annually at the rate of 20% per year.
(4)	20% of this award vested on February 25, 2011, and the remainder vests annually at the rate of 20% per year.
(5)	20% of this award vested on July 26, 2011, and the remainder vests annually at the rate of 20% per year.
(6)	20% of this award vested on November 8, 2011, and the remainder vests annually at the rate of 20% per year.
(7)	20% of this award vested on July 26, 2012, and the remainder vests annually at the rate of 20% per year.
(8)	20% of this award vested on April 26, 2012, and the remainder vests annually at the rate of 20% per year.
(9)	20% of this award vested on August 7, 2014, and the remainder vests annually at the rate of 20% per year.
(10)	Mr. Linden left the Company on April 3, 2015.

Severance Arrangements Pursuant to Employment Agreements

Pursuant to employment agreements with Messrs. LeMaitre, Roberts, Gebauer and Pellegrino, we have severance arrangements as follows:

George W. LeMaitre

Pursuant to the terms of his employment agreement, dated October 10, 2005, Mr. LeMaitre is an at-will employee and either we or Mr. LeMaitre may terminate his employment at any time. If Mr. LeMaitre terminates his employment for good reason, as defined in the agreement, or if we terminate his employment without cause, as defined in the agreement, he is entitled to a lump sum payment equivalent to two weeks of his then-current base salary for each completed twelve-month period of service as of the date of termination, but in no event to exceed 52 weeks of such base salary. Mr. LeMaitre’s severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer and director, and his delivery to us of all company property in his possession. Additionally, if Mr. LeMaitre is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. LeMaitre’s termination, then Mr. LeMaitre must reimburse us for any severance payments made after the first date on which Mr. LeMaitre’s breach occurred.

Joseph P. Pellegrino, Jr.

Pursuant to the terms of his employment agreement, dated April 20, 2006, Mr. Pellegrino is an at-will employee and either we or Mr. Pellegrino may terminate his employment at any time. If we terminate his employment without cause, as defined in the agreement, he is entitled to a lump sum payment equal to the greater of $100,000 or the equivalent of two weeks of base salary for each completed twelve-month period of service as of the date of termination. Mr. Pellegrino’s severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer, and his delivery to us of all company property in his possession. Additionally, if Mr. Pellegrino is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. Pellegrino’s termination, then Mr. Pellegrino must reimburse us for any severance payments made after the first date on which Mr. Pellegrino’s breach occurred.

David B. Roberts

Pursuant to the terms of his employment agreement, dated June 20, 2006, Mr. Roberts is an at-will employee and either we or Mr. Roberts may terminate his employment at any time. If we terminate Mr. Roberts’ employment without cause, as defined in the agreement, he is entitled to a lump sum payment equivalent to four weeks of his then-current base salary for each completed twelve-month period of service as of the date of termination, but in no event to exceed 52 weeks of such base salary. Mr. Roberts’ severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer and director, and his delivery to us of all company property in his possession. Additionally, we have the option to require that Mr. Roberts remain employed for a 180-day transition period in order to receive the severance payment. If Mr. Roberts is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. Roberts’ termination, then Mr. Roberts must reimburse us for any severance payments made after the first date on which Mr. Roberts’ breach occurred.

Peter R. Gebauer

Pursuant to the terms of his employment agreement, dated October 1, 2008, we may terminate Mr. Gebauer’s employment for death or good cause, as defined in the employment agreement. We may also terminate Mr. Gebauer’s employment for any reason upon the minimum amount of prior notice required by

German law, provided that we pay him a lump sum payment equal to 13.5 months minus the duration of the applicable notice period of Mr. Gebauer’s base salary, a lump sum payment equal to the pro rata amount of Mr. Gebauer’s annual cash performance bonus as per the day on which notice of termination is received, a tax equalization payment for all base salary and cash performance bonus received by Mr. Gebauer through the date of termination notice, and a continuation of private health insurance for a period of 7.5 months minus the duration of the applicable notice period. Mr. Gebauer’s severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer, and his delivery to us of all company property in his possession. Additionally, if Mr. Gebauer is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. Gebauer’s termination, then Mr. Gebauer must reimburse us for any severance payments made after the first date on which Mr. Gebauer’s breach occurred. Additionally, upon any termination of Mr. Gebauer, we must reimburse him up to $74,800 of costs that he incurs in relocating back to the continental United States.

2014 DIRECTOR COMPENSATION

The following table sets forth the retainers, other cash fees, and equity compensation received by our non-employee directors during the year ended December 31, 2014, as well as the compensation received by a current employee director who is not a named executive officer.

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Russell D. Hays(3)	$3,875	$—	$—	—	$3,875
Lawrence J. Jasinski	31,000	14,097	—	—	45,097
Cornelia W. LeMaitre(4)	92,714	35,450	35,696	645	164,505
John J. O’Connor	38,500	14,097	—	—	52,597
John A. Roush(5)	19,566	35,058	—	—	54,624
Michael H. Thomas	32,304	14,097	—	—	46,401

(1)	Represents fees earned in 2014 pursuant to our non-employee director compensation policy discussed below, except as pertains to Mrs. LeMaitre, as discussed in footnote 4 below.
(2)	The dollar amounts in this column represent the aggregate grant date fair value for each option award granted to our directors in 2014 pursuant to our equity compensation plans. These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 18, 2015.
(3)	On April 8, 2014, Mr. Hays resigned as a member of the Board of Directors.
(4)	All amounts reported in this table for Mrs. LeMaitre reflect compensation payments made to her in her capacity as an employee. Mrs. LeMaitre is our Vice President, Human Resources. Mrs. LeMaitre does not receive any additional compensation for her services as director.
(5)	On April 9, 2014, Mr. Roush was appointed to the Board of Directors.

Employee directors do not receive cash compensation for their service as members of the Board of Directors. During 2014, in accordance with our compensation program for non-employee directors, non-employee directors received an annual retainer for Board membership of $10,000 and an annual retainer for each committee membership of $1,000, except that members of the Audit Committee receive an annual retainer for committee membership of $2,500. The chairmen of our committees receive an annual retainer of $5,000, except that the chairman of the Audit Committee receives an annual retainer of $15,000. Annual retainer payments are pro-rated based upon days of service in the event a non-employee director joins or leaves the Board of Directors during any calendar year. Non-employee directors also receive a fee of $2,500 for each regularly scheduled quarterly Board meeting attended in person, $1,000 for each regularly scheduled quarterly Board meeting attended by telephone or videoconferencing, $500 for each special Board meeting attended either in person or by telephone or videoconferencing, and $500 for each committee meeting attended either in person or by telephone or teleconference. Aggregate cash compensation paid to any non-employee director for any year may not exceed $40,000 without the approval of the Board.

Upon their initial election or appointment to the Board of Directors, non-employee directors receive an option to purchase 20,000 shares of our common stock, subject to vesting in three equal annual installments based upon continued service. In addition, thereafter, each non-employee director receives an option to purchase 7,500 shares of our common stock at the first Board meeting following each annual meeting of our stockholders, provided that he or she has served as a director for at least six months.

All of the directors are reimbursed for out-of-pocket expenses incurred on our behalf, and all of the directors are eligible to participate in the Second Amended and Restated 2006 Stock Option and Incentive Plan on an ad hoc basis from time to time at the discretion of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has a written policy that any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC, with a “related person” must be reviewed and approved or ratified by the Audit Committee and/or the Board of Directors, excluding any director interested in such transaction.

Except as disclosed below or elsewhere in this Proxy Statement, there were no transactions with any of directors, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of the foregoing persons, since January 1, 2013.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. Our charter divides the Board of Directors into three classes. One class is elected each year for a term of three years. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Lawrence J. Jasinski, Cornelia W. LeMaitre and John J. O’Connor and recommended that each be elected to the Board of Directors as a Class III director, each to hold office until the annual meeting of stockholders to be held in the year 2018 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation, or removal. Each of the nominees is currently serving as one of our directors following their previous election by our stockholders, and their current terms as Class III directors expire at this Meeting.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

This Proposal 1 relates solely to the election of three Class III directors nominated by the Board and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any of our stockholders.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE ELECTION OF LAWRENCE J. JASINSKI, CORNELIA W. LEMAITRE

AND JOHN J. O’CONNOR.

PROPOSAL 2

APPROVAL OF THIRD AMENDED AND RESTATED 2006 STOCK OPTION AND INCENTIVE PLAN

Overview

We are asking our stockholders to approve the “Third Amended and Restated 2006 Stock Option and Incentive Plan,” which is the amendment and restatement of our Second Amended and Restated 2006 Stock Option and Incentive Plan, to: (i) add 2,500,000 shares of our common stock to our existing share reserve, (ii) provide that stock awards may be granted until the tenth anniversary of the date the Third Amended and Restated 2006 Stock Option and Incentive Plan is approved by our stockholders, (iii) provide that incentive stock options may be granted until the tenth anniversary of the date the Third Amended and Restated 2006 Stock Option and Incentive Plan was approved by our Board, (iv) increase the number of shares that may be issued pursuant to incentive stock options, and (v) for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, (a) confirm the applicable award limits for purposes of compliance with Section 162(m), (b) confirm existing performance criteria upon which performance goals may be based with respect to performance awards under the Third Amended and Restated 2006 Stock Option and Incentive Plan, and (c) confirm existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the Third Amended and Restated 2006 Stock Option and Incentive Plan. We refer to the Third Amended and Restated 2006 Stock Option and Incentive Plan as the “Third Amended and Restated 2006 Plan” in this proxy statement.

Our Board and our stockholders originally adopted the 2006 Stock Option and Incentive Plan in May 2006 in connection with our initial public offering (the “Original 2006 Plan”). Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the Original 2006 Plan was 750,000 shares. In April 2009, our Board amended and restated the Original 2006 Plan (the “Amended and Restated 2006 Plan”), subject to stockholder approval, to, among other things, (i) increase the aggregate number of shares authorized for issuance under the Original 2006 Plan by 750,000 shares to 1,500,000 shares, plus such number of shares representing expired, cancelled or terminated stock options or awards under the Company’s 1997 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan and 2004 Stock Option Plan (collectively, the “Prior Plans”), (ii) allow for the issuance of cash-based awards under the Amended and Restated 2006 Plan and (iii) update tax-related provisions. This amendment and restatement was designed to enhance the flexibility of the Compensation Committee in granting stock options and other awards to our officers, employees, non-employee directors and other key persons and to ensure that the Company could continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committee. Our stockholders approved the Amended and Restated 2006 Plan in June 2009.

In April 2010, our Board approved an amendment and restatement of the Amended and Restated 2006 Plan (the “Second Amended and Restated 2006 Plan”), subject to stockholder approval, to, among other things, increase the aggregate number of shares of our common stock authorized for issuance under the 2006 Plan by 1,500,000 shares to 3,000,000 shares, plus such number of shares representing expired, cancelled or terminated stock options or awards under our Prior Plans. This amendment and restatement was designed to ensure that we could continue to grant stock options and other awards to our officers, employees, non-employee directors and other key persons at levels determined to be appropriate by the Compensation Committee. Our stockholders approved the Second Amended and Restated 2006 Plan in June 2010.

As of April 1, 2015, awards covering an aggregate of 3,983,910 shares of common stock have been granted under the Second Amended and Restated 2006 Plan. Of these, awards covering an aggregate of 2,293,631 shares are currently outstanding. Only 284,164 shares of common stock (plus any shares that might in the future be returned to the Second Amended and Restated 2006 Plan as a result of the expiration, cancellation or termination of stock options or awards granted under our Second Amended and Restated 2006 Plan and our Prior Plans) remained available for future grant under the Second Amended and Restated 2006 Plan.

In April 2015, our Board approved the Third Amended and Restated 2006 Plan, subject to stockholder approval, to increase the number of shares of our common stock authorized for issuance under the Second

Amended and Restated 2006 Plan by an additional 2,500,000 shares to a total of 5,500,000 shares, plus such number of shares representing expired, cancelled or terminated stock options or awards under our Prior Plans. Our Board adopted this amendment and restatement in order to ensure that the Company can continue to grant equity incentive awards at levels determined appropriate by our Compensation Committee. If approved by our stockholders, the Third Amended and Restated 2006 Plan will become effective as of the Annual Meeting date.

Stockholders are requested in this Proposal 2 to approve the Third Amended and Restated 2006 Plan. If the Third Amended and Restated 2006 Plan is not approved by our stockholders, the Second Amended and Restated 2006 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve the Third Amended and Restated 2006 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted in determining whether this matter has been approved.

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for our employees, officers and directors. Since the adoption of the Original 2006 Plan, we have invested in the growth of our business, including hiring additional employees, resulting in a corresponding increase in the number of stock awards granted to employees. Approval of the Third Amended and Restated 2006 Plan will allow us to continue to grant stock options and other equity awards at levels we determine to be appropriate in order to attract new employees and directors, retain our existing employees and to provide incentives for such persons to exert maximum efforts for our success and ultimately increase stockholder value. The Third Amended and Restated 2006 Plan allows the Company to continue to utilize a broad array of equity incentives with flexibility in designing such incentives.

Overhang

The following table provides certain additional information regarding our equity incentive plans, as of April 1, 2015:

As of April 1, 2015
Total Shares Subject to Outstanding Stock Options(1)	2,080,713
Total Shares Subject to Outstanding Restricted Stock Unit Awards(2)	212,918
Weighted-Average Exercise Price of Outstanding Stock Options(1)	$6.66
Weighted-Average Remaining Term of Outstanding Stock Options(1)	4.23
Total Shares Available for Grant under the Second Amended and Restated 2006 Plan(3)	284,164
Closing Price of Common Stock	$8.27

(1)	Includes option awards granted under our Original 2006 Plan, Amended and Restated 2006 Plan, Second Amended and Restated 2006 Plan and the Prior Plans.
(2)	Restricted stock units were not granted under our Prior Plans.
(3)	As of April 1, 2015, no shares were available for grant under any of our other equity incentive plans.

2014 Fiscal Year Share Usage

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2014.

Fiscal Year 2014
Shares Subject to Stock Options Granted	508,537
Shares Subject to Restricted Stock Unit Awards Granted	84,345
Shares Subject to Stock Options Cancelled	29,539
Shares Subject to Restricted Stock Unit Awards Cancelled	46,802
Weighted-Average Common Stock Outstanding	16,614,141

Forecasted Overhang and Burn Rate

We monitor our equity grant activity, total dilution and equity compensation expense in an effort to maximize stockholder value by granting only the appropriate number and type of equity awards necessary to attract, reward and retain key employees and directors. In requesting approval of the Third Amended and Restated 2006 Plan, we are asking stockholders for a pool of shares that we believe, absent a material company acquisition or similar event, will be sufficient for approximately the next four years to provide an appropriate amount of equity for attracting, retaining, and motivating employees and directors as we continue to grow our business. We also reviewed certain forecasts of overhang and burn rate with respect to employee and non-employee directors, as summarized below.

	FY 2014 Actual	FY 2015 Forecast	FY 2016 Forecast	FY 2017 Forecast	FY 2018 Forecast
Issued Overhang %(1)	14%	15%	17%	17%	18%
Total Overhang %(2)	16%	29%	27%	24%	21%
Gross Burn Rate as a % of Outstanding(3)	15%	15%	17%	18%	18%
Adjusted Burn Rate as a % of Outstanding(4)	14%	14%	17%	17%	18%

(1)	Issued Overhang is (total shares subject to options granted + total shares subject to full value awards granted)/total common shares outstanding.
(2)	Total Overhang is (total shares subject to options granted + total shares subject to full value awards granted + total remaining pool reserve)/total common shares outstanding.
(3)	Gross Burn Rate is (total shares subject to options granted + total shares subject to full value awards granted)/weighted average common shares outstanding.
(4)	Adjusted Burn Rate is (total shares subject to options granted + total shares subject to full value awards granted—total shares subject to options and full value awards that expired, terminated or were forfeited)/weighted average common shares outstanding.

Approval of the Third Amended and Restated 2006 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the Third Amended and Restated 2006 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1,000,000. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation and we believe it is in the best interests of us and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by stockholders and, accordingly, our stockholders are requested to approve the Third Amended and Restated 2006 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the Third Amended and Restated 2006 Plan.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 2 include embedded assumptions regarding option exercises, which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. There may be high variability inherent in these assumptions.

However, we have included above these forecasts to provide our stockholders with additional information for purposes of evaluating the Third Amended and Restated 2006 Plan. These forecasts reflect various assumptions regarding our future operations.

The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, the extent of option exercise activity, and others described in our Annual Report on Form 10-K for the year ended December 31, 2014.

Important Aspects of our Third Amended and Restated 2006 Plan Designed to Protect our Stockholders’ Interests

The Third Amended and Restated 2006 Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Submission of amendments to Third Amended and Restated 2006 Plan to stockholders. The Third Amended and Restated 2006 Plan requires stockholder approval for material amendments to the Third Amended and Restated 2006 Plan, including any increase in the number of shares reserved for issuance under the Third Amended and Restated 2006 Plan.

•

Repricing is not allowed without stockholder approval. The Third Amended and Restated 2006 Plan prohibits reducing the exercise price of outstanding stock options or stock appreciation rights or repricing such stock awards without prior stockholder approval.

•

Stockholder approval is required for additional shares. The Third Amended and Restated 2006 Plan does not contain an annual “evergreen” provision. The Third Amended and Restated 2006 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•

Flexibility in designing equity compensation scheme. The Third Amended and Restated 2006 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and unrestricted stock awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•

Broad-based eligibility for equity awards. We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with stockholder interests and motivate our employees to act as owners of the business.

•

Limits on awards. No person may be granted stock options and stock appreciation rights covering more than 3,000,000 shares of our common stock under the Third Amended and Restated 2006 Plan during any one calendar year. Additionally, no person may be granted in a performance cycle, a performance-based restricted stock award or restricted stock unit award covering more than 3,000,000 shares or a performance cash award having a maximum value in excess of $2,000,000.

Summary of the Third Amended and Restated 2006 Plan

The following description of certain features of the Third Amended and Restated 2006 Plan is a summary only, and is qualified in its entirety by the full text of the Third Amended and Restated 2006 Plan attached hereto as Appendix A.

Share Reserve. The maximum number of shares of our common stock reserved and available for issuance under the Third Amended and Restated 2006 Plan is the sum of (i) 5,500,000 shares, and (ii) such number of shares as equals that number of stock options or awards returned to the Prior Plans, in each case as a result of the expiration, cancellation or termination of such stock options or awards. In addition, the shares underlying any awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of shares or otherwise terminated (other than by exercise) shall be added back to the shares available for issuance under the Third Amended and Restated 2006 Plan.

Plan Administration. The Third Amended and Restated 2006 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Third Amended and Restated 2006 Plan. The Compensation Committee may delegate to an officer, including our Chief Executive Officer, the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Qualified Performance-Based Compensation under Code Section 162(m) To ensure that certain awards granted under the Third Amended and Restated 2006 Plan to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the Third Amended and Restated 2006 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of certain performance criteria that may include any or all of the following:

•	our return on equity, assets, capital or investment;

•	our pre-tax or after-tax profit levels or those of any of our subsidiaries, divisions, operating units, business segments, or any combination of the foregoing;

•	net sales, gross margin, operating income, cash flow, funds from operations or similar measures;

•	total stockholder return;

•	changes in the market price of our common stock;

•	sales or market share;

•	earnings per share;

•	status of clinical studies and other regulatory approvals and milestones;

•	manufacturing developments and/or progress;

•	achievement of sales milestones; and

•	our other operational objectives.

The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle.

Eligibility. Persons eligible to participate in the Third Amended and Restated 2006 Plan will be our full or part-time officers, employees, non-employee directors and other key persons (including our consultants and prospective employees) as selected from time to time by the Compensation Committee in its discretion. As of April 1, 2015, the Company had 347 employees, 24 consultants and four non-employee directors, all of whom were eligible to participate under the Third Amended and Restated 2006 Plan.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 3,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or restricted stock units granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 3,000,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $2,000,000. In addition, no more than 5,500,000 shares will be issued in the form of incentive stock options.

Stock Options. The Third Amended and Restated 2006 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Stock options granted under the Third Amended and Restated 2006 Plan will be non-qualified stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our employees. Non-qualified stock options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and key persons. The option exercise price of each stock option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NASDAQ on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each stock option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each stock option may be exercised. Stock options may be made exercisable in installments and the exercisability of stock options may be accelerated by the Compensation Committee.

Upon exercise of stock options, the stock option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of our common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.

Performance Share Awards. The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Third Amended and Restated 2006 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Third Amended and Restated 2006 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Transferability. In general, unless otherwise permitted by the Compensation Committee, no stock awards granted under the Third Amended and Restated 2006 Plan are transferable by a participant other than by will or by the laws of descent and distribution or a domestic relations order. The Compensation Committee, in its discretion, may provide either in the stock award certificate regarding a given stock award or by subsequent written approval that the participant (who is an employee or director) may transfer his or her stock awards (other than any incentive stock options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Third Amended and Restated 2006 Plan and the applicable award.

Consolidations, Mergers or Sales of Assets or Stock. The Third Amended and Restated 2006 Plan provides that if the Company is to be consolidated with or acquired by another person or entity in a merger or in the event of a sale of all or substantially all of the Company’s assets or stock or otherwise, the Compensation Committee or the board of directors of the entity assuming our obligations under the Third Amended and Restated 2006 Plan will take one or more of the following actions:

•	make appropriate provision for the continuation of awards by substituting the consideration payable in connection with the Acquisition;

•	accelerate the date of exercise of awards;

•	provide that all awards must be exercised, to the extent then exercisable, within a specified time period, at the end of which period the awards shall terminate;

•	terminate all awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such award (to the extent then exercisable) over their exercise price; or

•

in the event of a stock sale, require that the optionee sell to the purchaser all shares previously issued to such optionee upon exercise of any award, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

Substitute Awards. The Compensation Committee may grant awards under the Third Amended and Restated 2006 Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation or affiliate thereof with the Company or a subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation or affiliate thereof. The Compensation Committee may direct that the substitute awards be granted on such terms and conditions as the Compensation Committee considers appropriate in the circumstances. Any substitute awards granted under the Third Amended and Restated 2006 Plan will not count against the share reserve.

Adjustments for Stock Dividends, Stock Splits, Etc. The Third Amended and Restated 2006 Plan requires the Compensation Committee to make appropriate adjustments (1) to the number of shares of common stock that are subject to the Third Amended and Restated 2006 Plan, (2) to certain limits in the Third Amended and Restated 2006 Plan, and (3) to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Third Amended and Restated 2006 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Amendments and Termination. The Board may at any time amend or discontinue the Third Amended and Restated 2006 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Third Amended and Restated 2006 Plan (other than amendments that curtail the scope of the Third Amended and Restated 2006 Plan), including any amendments that increase the number of shares reserved for issuance under the Third Amended and Restated 2006 Plan, expand the types of awards available, materially expand the eligibility to participate in, materially extend the term of, or materially change the method of determining the fair market value of shares under the Third Amended and Restated 2006 Plan, will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options or to ensure that compensation earned under the Third Amended and Restated 2006 Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except with respect to certain corporation transactions and changes in capitalization, in no event may the Compensation Committee exercise its discretion to reduce the exercise price of outstanding stock options or stock appreciation rights or effect a repricing without shareholder approval.

Effective Date of the Third Amended and Restated 2006 Plan. The Board approved the Third Amended and Restated 2006 Plan on April 23, 2015, and the Third Amended and Restated 2006 Plan becomes effective on the date it is approved by our stockholders. Awards of incentive options may be granted under the Third Amended and Restated 2006 Plan until April 23, 2025. No other awards may be granted under the Third Amended and Restated 2006 Plan after the date that is 10 years from the date of the Annual Meeting.

Federal Income Tax Information

Incentive Stock Options. Incentive stock options under the Third Amended and Restated 2006 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Awards and Unrestricted Stock Awards. Nonstatutory stock options, restricted stock awards and unrestricted stock awards granted under the Third Amended and Restated 2006 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

Below is a summary of the material conditions under which certain equity awards qualify as performance-based compensation that is exempt from the $1,000,000 deduction limitation in accordance with Section 162(m) of the Code:

•

Stock Options and Stock Appreciation Rights. Compensation paid to covered employees that is attributable to stock options and stock appreciation rights may qualify as performance-based compensation if (i) such awards are granted by a compensation committee or committee of our Board comprised solely of “outside directors,” (ii) the Third Amended and Restated 2006 Plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by our stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

•

Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards and Performance Cash Awards. Compensation paid to covered employees that is attributable to restricted stock awards, restricted stock unit awards, performance equity awards, and performance cash awards may qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the grant or vesting of the award that the performance goal has been satisfied, and (iv) stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New Plan Benefits

Awards under the Third Amended and Restated 2006 Plan to employees and consultants are discretionary and are not subject to set benefits or amounts, and we have not approved any awards to employees and consultants that are conditioned on stockholder approval of the Third Amended and Restated 2006 Plan. While awards under the Third Amended and Restated 2006 Plan to directors are discretionary, our non-employee director compensation policy establishes the number of shares subject to initial and annual stock option awards that automatically will be granted to our non-employee directors under the Third Amended and Restated 2006 Plan. Pursuant to such policy, each non-employee director receives an option to purchase 7,500 shares of our common stock at the first Board meeting following each annual meeting of our stockholders, provided that he or she has served as a director for at least six months. For additional information regarding our non-employee director compensation policy, see “2014 Director Compensation” above. On April 1, 2015, the last reported sales price of our common stock on the NASDAQ was $8.27.

Number of Shares Underlying Stock Options Granted (#)
George W. LeMaitre	0
Chairman and Chief Executive Officer
Joseph P. Pellegrino, Jr.	0
Chief Financial Officer
David B. Roberts	0
President
Peter R. Gebauer	0
President, International Operations
Robert V. Linden(1)	0
Senior Vice President Sales, The Americas
All Current Executive Officers as a Group	0
All Current Directors Who are Not Executive Officers as a Group(2)	30,000
All Non-Executive Officer Employees as a Group	0

(1)	Mr. Linden left the Company on April 3, 2015.
(2)	Four directors fall into this category.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL OF THE THIRD AMENDED AND RESTATED 2006 STOCK OPTION AND

INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Grant Thornton LLP, an independent registered public accounting firm, to serve as our independent certified public accountants for the year ending December 31, 2015. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of Grant Thornton LLP is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF GRANT THORNTON LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at our 2016 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices not later than December 19, 2015. Any such proposal must comply with the rules and regulations of the SEC.

Our Amended and Restated By-Laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our 2016 Annual Meeting—other than one that will be included in our Proxy Statement—must be received by our Secretary at our principal executive offices between February 5, 2016, and March 6, 2016, in order to be considered timely, unless our 2016 annual meeting of stockholders is scheduled to take place before May 5, 2016, or after August 3, 2016. Our Amended and Restated By-Laws state that the stockholder must provide timely written notice of such nomination or proposal as well as be present at such meeting, either in person or by a representative. A stockholders’ notice shall be timely received by us at our principal executive office not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if received by us at our principal executive office not later than the close of business on the later of (a) the 90th day prior to the scheduled date of such annual meeting or (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. Any such proposal should be mailed to us at our principal executive offices, Attention: Secretary. Any proposal to be considered for inclusion at the annual meeting must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such action, and further must be proper matters for stockholder action.

INCORPORATION BY REFERENCE

The section of this proxy statement entitled “Audit Committee Report” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are LeMaitre stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. You may also direct your written request to LeMaitre Vascular, Inc., Corporate Secretary, 63 Second Avenue, Burlington, Massachusetts 01803 or contact the Corporate Secretary at (781) 221-2266.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Meeting. If any other matters are properly brought before the Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

By Order of the Board of Directors

Joseph P. Pellegrino

Chief Financial Officer and Secretary

April 24, 2015

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014, AS FILED WITH THE SEC, IS BEING FURNISHED TO STOCKHOLDERS CONCURRENTLY HEREWITH. A STOCKHOLDER MAY SUBMIT A WRITTEN REQUEST FOR AN ADDITIONAL COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014 TO: SECRETARY, 63 SECOND AVENUE, BURLINGTON, MA 01803.

NOTE 1 OF THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, INCLUDED IN OUR ANNUAL REPORT ON FORM 10-K FILED ON MARCH 18, 2015, IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT.

Appendix A

LEMAITRE VASCULAR, INC.

THIRD AMENDED AND RESTATED

2006 STOCK OPTION AND INCENTIVE PLAN

SECTION	1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the LeMaitre Vascular, Inc. Third Amended and Restated 2006 Stock Option and Incentive Plan (the “Plan”), which is the amendment and restatement of the Second Amended and Restated 2006 Stock Option and Incentive Plan. The purpose of the Plan is to encourage and enable the officers, employees, directors and other key persons (including Consultants and prospective employees) of LeMaitre Vascular, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards and Cash-Based Awards.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Committee” means a committee of the Board.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National

Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Original 2006 Stock Option and Incentive Plan” means the LeMaitre Vascular, Inc. 2006 Stock Option and Incentive Plan which was adopted by the Board and approved by the Company’s stockholders on May 25, 2006.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units or Cash-Based Award.

“Restatement Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.

“Restricted Stock” means Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Award” means an Award entitling the recipient to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right (except as otherwise provided for in Section 6).

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock” is defined in Section 9.

“Unrestricted Stock Award” means any Award pursuant to which a grantee may receive shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by either the Board or one or more Committees of the Board (the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards and Cash-Based Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) of the Plan; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(d) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to an officer (including the chief executive officer) of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(e) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(f) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION	3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 5,500,000 shares, and (ii) such number of shares as equals that number of stock options or awards returned to (A) the Company’s 1997 Stock Option Plan, as amended and in effect from time to time, following the effective date of the Original 2006 Stock Option and Incentive Plan, (B) the Company’s 1998 Stock Option Plan, as amended and in effect from time to time, following the effective date of the Original 2006 Stock Option and Incentive Plan, (C) the Company’s 2000 Stock Option Plan, as amended and in effect from time to time, following the effective date of the Original 2006 Stock Option and Incentive Plan, and (D) the Company’s 2004 Stock Option Plan, as amended and in effect from time to time, following the effective date of the Original 2006 Stock Option and Incentive Plan, in each case as a result of the expiration, cancellation or termination of such stock options or awards, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 3,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. In no event may shares of Stock granted in the form of Incentive Stock Options exceed 5,500,000 shares. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Consolidations, Mergers or Sales of Assets or Stock. If the Company is to be consolidated with or acquired by another person or entity in a merger, sale of all or substantially all of the Company’s assets or stock or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to outstanding Awards or shares acquired upon exercise of any Award, take one or more of the following actions: (i) make appropriate provision for the continuation of such Award by substituting on an equitable basis for the shares then subject to such Award the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Award or of any installment of any such Award; (iii) upon written notice to the optionees, provide that all Awards must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Award shall terminate; (iv) terminate all Awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Award (to the extent then exercisable) over the exercise price thereof; or (v) in the event of a stock sale, require that the optionee sell to the purchaser to whom such stock sale is to be made, all shares previously issued to such optionee upon exercise of any Award, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation or affiliate thereof with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation or affiliate thereof. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION	4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors and key persons (including Consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION	5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Grants of Stock Options. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than one hundred ten (110%) percent of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

(D) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION	6. STOCK APPRECIATION RIGHTS

(a) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(b) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed 10 years.

SECTION	7. RESTRICTED STOCK AWARDS

(a) Purchase Price; Terms. Shares of Restricted Stock shall be issued under the Plan at such purchase price (which may be zero) as determined by the Administrator. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock agreement. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION	8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION	9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION	10. CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION	11. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Restricted Stock Units or Cash-Based Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company’s return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) net sales, gross margin, operating income, cash flow, funds from operations or similar measures; (iv) total stockholder return; (v) changes in the market price of the Stock; (vi) sales or market share; (vii) earnings per share, (viii) status of clinical studies and other regulatory approvals and milestones, (ix) manufacturing developments and/or progress, (x) achievement of sales milestones, and (xi) other operational objectives of the Company.

(b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 3,000,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $2,000,000 in the case of a Performance-based award that is a Cash-Based Award.

SECTION	12. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Committee Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION	13. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION	14. SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION	15. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION	16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants without shareholder approval. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION	17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION	18. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION	19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after                     , 2025, the tenth (10th) anniversary of the Restatement Date, and no grants of Incentive Stock Options may be made hereunder after April 23, 2025, the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION	20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE THE PLAN WAS APPROVED BY THE BOARD OF DIRECTORS: April 23, 2015

DATE THE PLAN WAS APPROVED BY THE STOCKHOLDERS:                     , 2015

Proxy Card

Proxy — LeMaitre Vascular, Inc.

Notice of 2015 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 4, 2015

George W. LeMaitre and Joseph P. Pellegrino, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of LeMaitre Vascular, Inc. to be held on June 4, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Lawrence J. Jasinski, FOR Cornelia W. LeMaitre, FOR John J. O’Connor, FOR item 2 to approve the Third Amended and Restated 2006 Stock Option and Incentive Plan and FOR item 3 to ratify Grant Thornton LLP as our independent registered public accounting firm for 2015.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 4, 2015. The proxy statement, the notice of the annual meeting, directions to the annual meeting, a sample proxy card, and our 2014 annual report to stockholders are available at http://www.lemaitre.com/proxy.

(Items to be voted appear on reverse side.)

☒
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A - Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:

(01) Lawrence J. Jasinski	FOR	WITHHOLD
	☐	☐

(02) Cornelia W. LeMaitre	FOR	WITHHOLD
	☐	☐

(03) John J. O’Connor	FOR	WITHHOLD
	☐	☐

	FOR	AGAINST	ABSTAIN
2. To approve the Third Amended and Restated 2006 Stock Option and Incentive Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. To ratify Grant Thornton LLP as our independent registered public accounting firm for 2015.	☐	☐	☐

B - Non-Voting Items

Change of Address – Please print your new address below.

Comments – Please print your comments below.

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Meeting Attendance - Mark the box to the right if you plan to attend the Annual Meeting.

C - Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Please be sure to sign and date this proxy card in the box below.

Date (mm/dd/yyyy)

Signature 1 – Please keep signature within the box.

Signature 2 – Please keep signature within the box.